EXHIBIT 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 11-K

(mark one)
(X)      ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE
         ACT OF 1934
         For the fiscal year ended April 30, 1995
                                       Or

( ) TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                          Commission File No.: 1-7707

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                                Medtronic, Inc.
                            7000 Central Avenue N.E.
                             Minneapolis, MN 55432



                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plans) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MEDTRONIC, INC. AND PARTICIPATING
                                        EMPLOYERS SUPPLEMENTAL RETIREMENT
                                        PLAN



Dated:  October 25, 1995                /s/Janet S. Fiola
                                        Janet S. Fiola
                                        Senior Vice President,
                                        Human Resources





                       MEDTRONIC, INC. AND PARTICIPATING
                     EMPLOYERS SUPPLEMENTAL RETIREMENT PLAN
                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION

                            APRIL 30, 1995 AND 1994




                       MEDTRONIC, INC. AND PARTICIPATING
                     EMPLOYERS SUPPLEMENTAL RETIREMENT PLAN
                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION
                            APRIL 30, 1995 AND 1994

TABLE OF CONTENTS TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

                                                                     PAGE
Financial Statements:


    Report of Independent Accountants                                       1

    Statement of Net Assets Available for Benefits                          2

    Statement of Changes in Net Assets Available for Benefits               3

    Notes to Financial Statements                                          4-12


Additional Information:*

    Schedule I - Item 27a Form 5500 - Schedule of Assets Held
      for Investment Purposes                                              13

    Schedule II - Item 27d Form 5500 - Schedule of Reportable Transactions 14


* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.



                       Report of Independent Accountants



September 30, 1995

To the Participants and Administrator
of the Medtronic, Inc. and Participating
Employers Supplemental Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan at April 30, 1995 and 1994, and the changes in net assets for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota



                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS



                                                                 April  30,
Assets                                                      1995            1994

Investments at Fair Value:
     VMMR Prime Portfolio                              $  2,347,865   $    928,637
     Vanguard Wellington Fund                            39,176,268     36,713,136
     Medtronic, Inc. Stock Fund                         126,087,310     51,432,564
     Vanguard 500 Portfolio Index Trust                  21,534,636     18,107,847
     Vanguard Explorer Fund                               6,151,832      4,977,881
     Vanguard Windsor II Fund                             7,659,611      6,774,415
     Vanguard Wellesley Income Fund                       1,892,492        660,143
     Vanguard Prime Cap Fund                              7,954,452        557,868
     Vanguard International Growth Fund                   3,965,115      1,840,322
     Vanguard Bond Market Fund                              871,470        263,263
     Participant Loans Receivable                         6,859,736      6,323,465
     Interest in Master Trust Fund                       13,410,706     17,968,763
                                                        237,911,493    146,548,304
Deposits with Insurance Companies, at contract value     85,565,561     85,490,147
     Total Investments                                  323,477,054    232,038,451


Contributions Receivable:
     Employer, net of forfeitures                         8,220,295      4,944,163
     Employee                                             1,514,732      1,370,879

Total Assets Available for Benefits                    $333,212,081   $238,353,493



The accompanying notes are an integral part of these financial statements.



                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                         Years Ended April 30,
                                          1995           1994
Additions:

Contributions:
     Employer                        $ 11,026,877   $  7,227,641
     Employee                          18,793,915     18,151,867

Investment Activity:
     Interest and Dividend Income       9,517,865      8,232,461
     Other Investment Income, Net      64,173,547      8,826,983
          Net Investment Income        73,691,412     17,059,444
Net Investments Transferred from
     the Profit Sharing Plan                 --       70,117,373
Net Assets Transferred from
     Other Plans                           83,552           --
     Total Additions                  103,595,756    112,556,325

Deductions:

Benefit Payments                        8,737,168      7,696,104

     Total Deductions                   8,737,168      7,696,104

Net Increase in Net Assets             94,858,588    104,860,221

Net Assets Available for Benefits:

Beginning of Year                     238,353,493    133,493,272

End of Year                          $333,212,081   $238,353,493



The accompanying notes are an integral part of these financial statements.




                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS

NOTE 1--DESCRIPTION OF THE PLAN

The Medtronic, Inc. and Participating Employers Supplemental Retirement Plan (the Plan) is a defined contribution plan created by Medtronic, Inc. (the company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides for a regular savings program whereby participants may deposit between 2% and 12% of their monthly salary. The trustees of the Plan are Vanguard Fiduciary Trust Company (Vanguard Trust) and First Trust National Association (First Trust), hereinafter referred to as the "Trustees". In fiscal 1995 and 1994, the company paid certain administrative expenses of the Plan.

The company matches at least 25% of the employee contribution, up to 6% of compensation. The company may contribute additional amounts, up to an additional 75% of the amount contributed by the employee, if certain performance goals are achieved.

A participant acquires a vested interest in the company contributions upon completing one year of service, at which time the participant is 20% vested. Additional vesting accrues at the rate of 20% per year thereafter. Participants are 100% vested in their own contributions at all times. Participant forfeiture of nonvested amounts reduce the company contribution. Employer matching contributions of $168,187 and $523,827 during fiscal years 1995 and 1994, respectively, were forfeited by terminating employees before those amounts became vested.

Participants direct investment of funds allocated to their accounts. Participants direct funds among eleven investments. The Wellington Fund, a balanced fund, consists of common stocks and fixed income securities. The Interest Income Fund consists of deposits with insurance companies at fixed rates of return. The Medtronic, Inc. Stock Fund consists of holdings in Medtronic, Inc. common stock. The Vanguard 500 Portfolio Index Trust Fund consists of stocks comprising the Standard and Poor's 500 Index. The Vanguard Explorer Fund is an aggressive growth fund consisting of common stocks of small companies. The Vanguard Prime Portfolio consists of high-quality money market instruments. The Windsor II Fund, a growth and income fund, consists of common stocks that, in the opinion of the investment advisor, are undervalued in the marketplace. The Bond Market Fund is a bond fund that seeks to parallel the performance of an established Bond Index. The Vanguard Wellesley Income Fund, a balanced fund, invests in corporate bonds and stocks with above average dividend yields. The Vanguard Prime Cap Fund consists of stock, that in the opinion of the investment advisor, have strong earnings growth potential. The Vanguard International Growth Portfolio, an international stock fund, consists of non-U.S. stocks selected for their appreciation potential.

Termination or retirement benefits are paid by the Trustees in accordance with the provisions of the Plan and the instructions of Medtronic, Inc., acting as plan administrator. In the event the Plan were terminated, participants become fully vested and the company would cause all amounts in the hands of the trustees to be allocated and distributed to the participants based upon their investment balance.


NOTE 2--PROFIT SHARING PLAN MERGER

Effective August 16, 1993, the Medtronic, Inc. and Participating Employers Profit Sharing Plan was merged into the Plan. This is reflected in the Statement of Changes in Net Assets as a transfer of assets. Participants in the former Profit Sharing Plan can choose to invest their balances within the same investment options described above (Note 1).


NOTE 3--SUMMARY OF ACCOUNTING PRINCIPLES

Basis of Presentation

The financial statements of the Plan are prepared on the accrual basis of accounting.

Valuation of Investments

Investments are stated at fair value as determined by the Trustees or the active market, except guaranteed investment contracts which are valued at contract value.

Valuation of Participant Loans

Participant loans receivable are valued at cost which approximate fair value.

Investment Activity

Interest and dividend income consists of amounts earned on investments in the Plan's separate trust held by Vanguard Trust. Other investment income consists of the Plan's interest in the activity of the master trust (Note 4) and the realized and unrealized gains and losses of the separate trust.


NOTE 4--TRUSTEES

Vanguard Trust maintains all assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan, excluding certain deposits with insurance companies held by the Master Trust. Assets of the Master Trust include certain assets of the Plan, the Medtronic, Inc. and Participating Employers Retirement Plan (Pension Plan), the Medtronic, Inc. Employees Stock Ownership Plan (ESOP) and the Andover Medical Incorporated Retirement Savings Plan.

Vanguard Trust is recordkeeper of the Plan assets held by Vanguard Trust. Vanguard Trust maintains a separate account in the name of each participant in the Plan to record the assets allocated to the participant and the earnings, losses, disbursements and expenses credited thereto. Medtronic, Inc. and First Trust act as recordkeeper for the remaining assets held in the master trust.

NOTE 5--BENEFIT OBLIGATIONS

Differences in the amounts reported in the financial statements and the Form 5500 relate to benefit obligations at April 30, 1995 and 1994, for persons who have withdrawn from participation in the Plan as follows:

                                       April 30, 1995       April 30, 1994
     Vanguard Wellington Fund             $298,156             $ 47,090
     Medtronic, Inc. Stock Fund             43,593               43,988
     Vanguard 500 Portfolio Index Trust    264,008               33,106
     Deposits with Insurance Companies     158,798               60,009
     Participant Loans Fund                 23,973                9,915
     Vanguard Explorer Fund                  6,045                6,677
     VMMR Prime Portfolio Fund               3,513                   91
     Vanguard Windsor II Fund               28,203                2,437
     Wellesley Income Fund                  40,797                   --
     Prime Cap Fund                        124,035                   --
     International Growth Fund               6,434                   --
                                          $997,555             $203,313


NOTE 6 -- RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the Form 5500:

                                                          April 30, 1995      April 30, 1994
   Net assets available for benefits per
     the financial statements                              $333,212,081        $238,353,493
   Amounts allocated to withdrawing participants               (997,555)           (203,313)
   Net assets available for benefits per the Form 5500     $332,214,526        $238,150,180

The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500:
                                                       Year Ended April 30, 1995
   Benefits paid to participants per the financial
     statements                                                $8,737,168
   Add:  Amounts allocated to withdrawing participants
     at April 30, 1995                                            997,555
   Less:  Amounts allocated to withdrawing participants
     at April 30, 1994                                           (203,313)
   Benefits paid to participants per the Form 5500             $9,531,410

Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to April 30 but not yet paid as of that date.


NOTE 7 -- TAX STATUS

The Plan has received a favorable determination letter of tax qualification from the Internal Revenue Service. The Plan administrator believes the Plan continues to qualify under the provision of Section 401(a) of the Internal Revenue Code, and that the related trust is exempt from federal income tax.


NOTE 8--INVESTMENTS

During the years ended April 30, 1995 and 1994 the Plan had transactions with Vanguard Trust and First Trust, the Plan's trustees, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions are classified as party-in-interest transactions. The investments held by Vanguard Trust as of April 30, 1995 and 1994 and the statement of changes for the periods then ended are presented in the following table:



1995                        VMMR          Vanguard        Interest        Medtronic,Inc.  Vanguard         Vanguard
                            Prime         Wellington      Income          Stock Fund      500 Portfolio    Explorer
                            Portfolio     Fund            Fund                            Index Fund       Fund


Balance, April 30, 1994    $   928,637    $ 36,713,136    $ 85,490,147    $  51,432,564    $ 18,107,847     $ 4,977,881
Net Assets Transferred
 from Other Plans                7,103             745           9,460           15,062           2,063           2,809
Contributions                  273,681       3,913,120       7,718,040        7,487,024       2,817,513       1,236,573
Inter Fund Transfers         1,066,096      (4,544,359)    (14,281,912)      12,785,317      (2,243,834)       (365,081)
Interest and Dividend
 Income                         93,667       1,753,921       4,937,814          572,930         591,778         326,677
Realized/Unrealized Gain
 (Loss)                           --         2,961,969            --         55,316,792       2,658,691         208,540
Distributions                  (21,319)     (1,622,264)     (4,264,123)      (1,522,379)       (399,422)       (235,567)
Net Assets Transferred
 from Master Trust                                           5,956,135
Balance, April 30, 1995    $ 2,347,865    $ 39,176,268    $ 85,565,561    $ 126,087,310    $ 21,534,636     $ 6,151,832

(table continued)

                           Vanguard                      Vanguard       Vanguard       Vanguard        Vanguard
                           Windsor II     Loan           Wellesley      PrimeCap       Int'l Growth    Bond
                           Fund           Fund           Inc. Fund      Fund           Fund            Market          Total

Balance, April 30, 1994    $ 6,774,415    $ 6,323,465    $   660,143    $   557,868    $ 1,840,322    $ 263,263    $ 214,069,688
Net Assets Transferred
 from Other Plans                 --           13,628         14,122         10,002          6,906        1,652           83,552
Contributions                1,348,133           --          230,966        668,011        607,686      100,060       26,400,807
Inter Fund Transfers        (1,315,070)       246,370        864,759      5,616,979      1,713,305      457,430             --
Interest and Dividend
 Income                        437,880        461,214        107,319        129,230         64,784       40,651        9,517,865
Realized/Unrealized Gain
 (Loss)                        538,120           --           38,045      1,115,039        (71,653)       9,926       62,775,469
Distributions                 (123,867)      (184,941)       (22,862)      (142,677)      (196,235)      (1,512)      (8,737,168)
Net Assets Transferred
 from Master Trust                                                                                                     5,956,135
Balance, April 30, 1995    $ 7,659,611    $ 6,859,736    $ 1,892,492    $ 7,954,452    $ 3,965,115    $ 871,470    $ 310,066,348






1994                        VMMR          Vanguard        Interest        Medtronic,Inc.  Vanguard        Vanguard
                            Prime         Wellington      Income          Stock Fund      500 Portfolio   Explorer
                            Portfolio     Fund            Fund                            Index Fund      Fund


Balance, April 30, 1993    $    23,555    $ 19,496,825    $ 35,941,049    $ 30,930,365    $ 11,006,626    $   322,489
Net Investments
 Transferred from the
 Profit Sharing Plan            43,968      11,619,437      39,433,756      12,828,088       5,452,600        108,391
Contributions                  185,969       4,017,940       9,997,309       7,108,213       2,806,007        713,824
Inter Fund Transfers           694,728       1,922,302      (7,011,631)     (6,233,615)     (1,381,037)     3,780,682
Interest and Dividend
 Income                         12,773       2,173,721       4,040,393         372,790         484,134        382,122
Realized/Unrealized Gain
 (Loss)                             42        (996,318)           (378)      8,099,663         251,342       (276,196)
Distributions                  (32,398)     (1,520,771)     (3,589,914)     (1,672,940)       (511,825)       (53,431)
Net Assets Transferred
 from Master Trust                                           6,679,563
Balance, April 30, 1994    $   928,637    $ 36,713,136    $ 85,490,147    $ 51,432,564    $ 18,107,847    $ 4,977,881


(table continued)


                            Vanguard                      Vanguard       Vanguard    Vanguard        Vanguard
                            Windsor II     Loan           Wellesley      PrimeCap    Int'l Growth    Bond
                            Fund           Fund           Inc. Fund      Fund        Fund            Market          Total


Balance, April 30, 1993     $   799,986    $ 5,277,048         --           --             --           --      $ 103,797,943
Net Investments
 Transferred from the
 Profit Sharing Plan            631,133           --           --           --             --           --         70,117,373
Contributions                 1,259,098           --         15,531       27,324         38,333       15,670       26,185,218
Inter Fund Transfers          4,123,296        855,987      658,686      543,485      1,792,554      254,563             --
Interest and Dividend
 Income                         298,487        437,553        6,741        1,625           --          2,585        8,212,924
Realized/Unrealized Gain
 (Loss)                        (276,542)          --        (18,376)     (14,476)        12,935       (8,925)       6,772,771
Distributions                   (61,043)      (247,123)      (2,439)         (90)        (3,500)        (630)      (7,696,104)
Net Assets Transferred
 from Master Trust                                                                                                  6,679,563
Balance, April 30, 1994     $ 6,774,415    $ 6,323,465    $ 660,143    $ 557,868    $ 1,840,322    $ 263,263    $ 214,069,688





NOTE 9--INTEREST IN THE MASTER TRUST FUND

In accordance with the Master Trust Agreement, activity relating to the Master Trust is allocated to the participating plans based upon each plan's proportionate interest in the net assets of the Master Trust Fund.

The Plan's interest in the total net assets held in the master trust fund and changes in net assets during the period are allocated as follows:


                                                             Total

1995

Interest in Master Trust
  at April 30, 1994                                        $17,968,763

Contributions
Interest and Dividend Income                                 1,398,078
Expenses                                                            --
Net Assets Transferred to
  Individual Trust                                          (5,956,135)

Interest in Master Trust
  at April 30, 1995                                        $13,410,706



1994

Interest in Master Trust
  at April 30, 1993                                        $22,594,115

Contributions
Interest and Dividend Income                                 2,063,471
Expenses                                                        (9,260)
Net Assets Transferred to
  Individual Trust                                          (6,679,563)

Interest in Master Trust
  at April 30, 1994                                        $17,968,763


The financial data of the master trust fund on an accrual basis is as follows:

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS


                                               April 30,
Assets                                    1995           1994

Investments at Fair Value:
  Short-Term Investment Fund         $ 24,008,557   $  8,482,466
  U.S. Government Securities                 --        7,193,123
  Municipal Debt Securities                  --        1,854,351
  Corporate Debt Securities                  --        5,598,194
  Common Stock:
      Medtronic, Inc.                 139,606,040     75,310,125
      Others                           61,918,895     43,106,743
  Capital/Real Estate Funds               393,006        767,491
                                      225,926,498    142,312,493
Deposits with Insurance Companies,
 at contract value                     13,407,092     17,971,273
    Total Investments                 239,333,590    160,283,766

Accrued Income                            194,636        475,839

     Total Assets                     239,528,226    160,759,605

Liabilities

Cash Overdrawn                               --          335,118
Accrued Expenses                          150,101        257,705
Loan From Medtronic, Inc.              29,980,000     32,300,000

     Total Liabilities                 30,130,101     32,892,823

Net Assets Available for Benefits    $209,398,125   $127,866,782



                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                    April 30,
                                               1995           1994
Additions:

Contributions:
     Employer                              $ 20,819,805   $  8,770,303

Investment Income:
     Interest Income                          2,939,322      3,428,021
     Dividend Income                          1,533,333      1,301,357
     Other Income                               223,082          2,501
     Net Appreciation in Fair Value
         of Investments                      72,423,211     11,819,108

            Total Investment Income          77,118,948     16,550,987

         Total Additions                     97,938,753     25,321,290

Deductions:

Interest Expense                              2,907,000      3,019,500
Benefit Payments                              1,454,872      1,619,424
Expenses                                        830,599        687,838

             Total Deductions                 5,192,471      5,326,762

Increase in Net Assets                       92,746,282     19,994,528

Net Assets Transferred to Other Trustees     11,214,939     27,375,653

Net Assets Available for Benefits:

     Beginning of Year                      127,866,782    135,247,907

     End of Year                           $209,398,125   $127,866,782



                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND


For the years ended April 30, 1995 and 1994, investments in the Master Trust Fund (including gains and losses on investments bought and sold during the year) appreciated in value by $72,423,211 and $11,819,108, respectively, as follows:

                                                       Years ended April 30,
                                                       1995             1994

Net Appreciation (Depreciation) in Fair Value of
Investments:
     U.S. Government Securities                    $   (229,626)       (377,822)
     Corporate Debt Securities                         (691,899)       (488,391)
     Municipal Debt Securities                          138,028        (138,029)
     Common Stock:
        Medtronic, Inc.                               5,880,000         790,000
        Others                                       67,398,059      11,978,518
     Capital/Real Estate Funds                          (71,351)         54,832

                                                   $ 72,423,211    $ 11,819,108



                             ADDITIONAL INFORMATION

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS

                          SUPPLEMENTAL RETIREMENT PLAN

 SCHEDULE I- ITEM 27A FORM 5500-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 APRIL 30, 1995


Description of Investment               Investment Type                  Participants    Shares          Cost         Market Value

Medtronic, Inc.                         Company Stock Fund                   3,421      8,161,421     $74,532,478      $126,087,310
Medtronic Interest Income Fund          Unallocated Insurance Contract       3,957                     85,565,561        85,565,561
Vanguard Wellington Fund                Registered Investment Company        2,547      1,839,656      36,592,917        39,176,268
Vanguard Explorer Fund                  Registered Investment Company          960        134,859       6,095,025         6,151,832
Wellesley Income Fund                   Registered Investment Company          291        103,080       1,852,583         1,892,492
VMMR Prime Portfolio                    Registered Investment Company          301      2,345,192       2,347,865         2,347,865
Vanguard Index 500 Portfolio            Registered Investment Company        1,702        445,547      18,915,558        21,534,636
Vanguard  Prime Cap Fund                Registered Investment Company          863        343,993       6,946,526         7,954,452
Vanguard Windsor II                     Registered Investment Company          934        425,601       7,257,526         7,659,611
International Growth Fund               Registered Investment Company          645        284,582       3,924,778         3,965,115
Vanguard Bond Market Fund               Registered Investment Company          161         91,446         866,752           871,470
Loan Fund                               Loans Other Than Mortgages           1,279                      6,859,736         6,859,736
Interest in Master Trust                Unallocated Insurance Contract       3,598                     13,410,706        13,410,706

                                        TOTALS                                                      $ 265,168,011      $323,477,054




The above data was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, and First Trust, the Plan Trustees .



                             ADDITIONAL INFORMATION

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

      SCHEDULE II- ITEM 27D FORM 5500-SCHEDULE OF REPORTABLE TRANSACTIONS

                           YEAR ENDED APRIL 30, 1995





                                     Cost of      No. of       Proceeds       No. of        Cost of            Net Historical
Description of Investment           Purchases    Purchases    from Sales      Sales          Sales             Gain or (Loss)

Medtronic, Inc. Stock Fund       $  53,568,950       228      $34,261,243      235        $ 28,307,741           $ 5,953,502
Medtronic Interest Income Fund      42,102,465       259       46,549,267      261          46,549,267                    --
Vanguard Wellington Fund            11,378,606       174       12,030,275      235          11,999,303                30,972
Vanguard Explorer Fund               4,232,344       184        3,271,163      179           3,373,869             (102,706)
Wellesley Income Fund                2,921,837       123        1,728,901       84           1,748,394              (19,493)
VMMR Prime Portfolio                 7,895,764       188        6,480,063      154           6,480,063                    --
Vanguard Index 500 Portfolio         7,179,540       171        6,411,407      220           6,173,410               237,997
Vanguard Prime Cap Fund              8,995,543       216        2,721,392      134           2,627,783                93,609
Vanguard Windsor II                  5,167,127       162        4,822,521      186           4,915,562              (93,041)
International Growth Fund            5,615,184       187        3,419,772      148           3,518,743              (98,971)
Vanguard Bond Market Fund            1,100,666       104          349,966       38             353,690               (3,724)



The above data represents information relating to the Plan's individual trust only. It was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan Trustee.



                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-37529 and 33-44230) of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan of our report dated September 30, 1995 appearing in this Annual Report of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan on Form 11-K for the year ended April 30, 1995.



/s/ Price Waterhouse LLP
Price Waterhouse LLP
Minneapolis, Minnesota
October 25, 1995